UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 19, 2009, Ms. Eileen Chu resigned from her position as our Vice President and Chief Financial Officer. Ms. Chu’s resignation was not related to any disagreement or dispute with the Company.

Effective January 19, 2009, Ms. Wei Li was appointed as our Vice President and Chief Financial Officer to replace Ms. Chu.

Ms. Li, around age 40, joins Company with more than 15 years of extensive U.S. and China-based experience in a number of financial management roles. Ms. Li previously served as the Chief Financial Officer of Sony Ericsson China in Beijing. From 2003 to 2007, Ms. Li served in various roles at Dell Inc. in both China and the United States. Ms. Li holds a Master of Business Administration from The Wharton School at the University of Pennsylvania, a Master of Science in accounting from the American University Kogod School of Business and a Bachelor of Science in economics from Shanghai Jiao Tong University. Ms. Li has been a Certified Public Account in the state of Maryland since 1997.

In connection with Ms. Li’s appointment, she will be entitled to an annual base salary of approximately $190,197 and will be eligible for an annual bonus. The actual amount of the bonus will depend upon the achievement of her annual performance objectives. Ms. Li will also be entitled to an annual housing allowance, which will be equal to $24,000, an annual $2,500 tuition allowance for her children’s education, and an annual home visit allowance.

Ms. Li will also be entitled to receive 30,000 Restricted Stock Units (“RSUs”) and 60,000 Performance Stock Units (“PSUs”) under the Company’s 2008 Stock Incentive Plan (the “Plan”). The RSUs will vest in four installments of 25% each over a four-year period. The terms of the PSUs will be determined by the Company’s Board of Directors in the future and will vest based on the achievement of certain performance thresholds.

A copy of the press release announcing the resignation of Eileen Chu and appointment of Wei Li is attached as Exhibit 99.1 to this current report and is incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press release dated January 16, 2009 entitled “AsiaInfo Appoints New Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: January 16, 2009	By:	/s/ Eileen Chu
	Name:	Eileen Chu
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 16, 2009 entitled “AsiaInfo Appoints New Chief Financial Officer.”